UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2021

Fortistar Sustainable Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39939	85-2693583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One North Lexington Avenue White Plains, NY	10601
(Address of principal executive offices)	(Zip Code)

(914) 421-4900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units	FSSIU	The Nasdaq Stock Market LLC
Class A Common Stock	FSSI	The Nasdaq Stock Market LLC
Warrants	FSSIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In response to recent comment letters issued by the U.S. Securities and Exchange Commission (“SEC”), Fortistar Sustainable Solutions Corp. (the “Company”) has re-evaluated its application of ASC 480-10-S99-3A to its accounting classification of the redeemable shares of class A common stock (“Redeemable Shares”) issued in connection with the Company’s initial public offering.  Historically, a portion of the Redeemable Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Redeemable Shares include certain provisions that require classification of the Redeemable Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

On November 12, 2021, as a result of the foregoing, the Company’s management and the audit committee of the Company’s board of directors, after consultation with its advisors, and the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited balance sheet as of January 29, 2021, included in the Current Report on Form 8-K filed with the SEC on March 18, 2021, (ii) unaudited interim balance sheet as of March 31, 2021, included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on July 26, 2021, and (iii) unaudited interim balance sheet as of June 30, 2021, included in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 23, 2021 (collectively the “Affected Periods”), should be restated to report all Redeemable Shares as temporary equity and should no longer be relied upon. As such, the Company restated its balance sheets for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the period ended on September 30, 2021 (“Third Quarterly Report”), which was filed on November 16, 2021.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering.

Due to the classification error, management concluded that a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Third Quarterly Report.

Management has discussed the matters disclosed pursuant to this Item 4.02 with its independent registered public accounting firm.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the completion of the Company’s quarterly review procedures, many of which are outside the Company’s control. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including those under “Risk Factors” in the Company’s: (i) Registration Statement on Form S-1 filed with the SEC and declared effective on January 26, 2021 in connection with our initial public offering, (ii) First Quarterly Report filed with the SEC on July 26, 2021; (iii) Second Quarterly Report filed with the SEC on August 23, 2021; (iv) Third Quarterly Report filed with the SEC on November 16, 2021; and (v) subsequent reports filed with the SEC after the date hereof.  Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortistar Sustainable Solutions Corp.

Date: November 19, 2021	By:	/s/ Scott Contino
	Name:	Scott Contino
	Title:	Chief Financial Officer